QUENTRA NETWORKS, INC.

STOCK PURCHASE AGREEMENT

by and among

QUENTRA NETWORKS, INC.

(the Company), and

Each of the Investors (the Investors)

Listed in Schedule A

As amended on October 10, 2000

Table of Contents

                                                                                                           Page No.
                                                                                                           --------

                                                           i

Schedule A        Investors
Exhibit A         Form of Escrow Agreement
Exhibit B         Form of Subscription Agreement
Exhibit C         Form of Warrant
Exhibit D         Form of Opinion

                                                           ii

                                             STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT  ("Agreement"),  dated  September 21,  2000 (the "Effective Date"),  between
Quentra  Networks,  Inc., a Delaware  corporation  with its principal place of business at 1640 S. Sepulveda Blvd.,
Suite 222, Los Angeles, California, 90025, and each of the Investors listed in Schedule A.

                                                     PREAMBLE

         The Company  wishes to obtain equity  financing.  The Investors are willing,  on the terms and  conditions contained in this  Agreement,  to purchase the Units with each "Unit" being  comprised of four (4) shares of Common
Stock and a Warrant.  Capitalized  terms are defined in the first Article.  Exhibits are  incorporated by reference into this Agreement as though such exhibits were set forth at the point of such reference.

                                                     ARTICLE I

                                                   DEFINED TERMS

         The  following  terms,  when used in this  Agreement,  have the  following  meanings,  unless the  context otherwise indicates:

         "33 Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "34 Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "Acceptable Currency" means wire transfer of immediately available funds to the Escrow Account.

         "Affiliate"  means,  with  respect  to any  specified  Person,  (i) any  other  Person  who,  directly  or indirectly,  owns or  controls,  is under common  ownership or control  with,  or is owned or  controlled  by, such specified Person,  (ii) any other Person who is a director,  officer or partner or is, directly or indirectly,  the beneficial  owner of 10  percent or more of any class of equity  securities,  of the  specified  Person or a Person described  in clause (i) of this  paragraph,  (iii)  another  Person of whom the  specified  Person is a  director, officer  or partner or is,  directly  or  indirectly,  the  beneficial  owner of 10 percent or more of any class of equity  securities,  (iv) another Person in whom the specified Person has a substantial  beneficial  interest or as to whom the  specified  Person  serves as trustee or in a similar  capacity,  or (v) any  relative or spouse of the specified Person or any of the foregoing  Persons,  any relative of such spouse or any spouse of any such relative;
provided,  however,  that at any time after the Closing Date, the Company and the  Subsidiaries on the one hand and
Investor and its Affiliates (other than the Company and the  Subsidiaries)  shall not be deemed to be Affiliates of each other.

         "Board of Directors" means the board of directors of the Company.

                                                      -1-

         "Bylaws" means the bylaws of the Company, as amended.

         "Certificate  of  Incorporation"  means the  certificate of  incorporation  of the Company,  as originally filed with the Delaware Secretary of State together with all amendments thereto.

         "Closing" shall have the meaning specified in Section 2.02.

         "Closing Date" means the date on which the Closing occurs or occurred.

         "Closing Location" shall have the meaning specified in Section 2.02.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the United States Securities and Exchange Commission.

         "Common Stock" means the $1.00 par value common stock of the Company.

         "Company  Capital Stock" means (i) shares of Common Stock,  (ii) shares of preferred stock of the Company, and (iii) any other capital stock of the Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Account" means the account established pursuant to the Escrow Agreement.

         "Escrow Agent" means Old Kent Bank.

         "Escrow  Agreement"  means the form  attached  hereto as  Exhibit  A, by and among the  Company,  Advanced
Equities, Inc. and Old Kent Bank

         "Investor" means a Person (or its successors or assigns) who purchases Units under this Agreement.

         "Losses" shall have the meaning specified in Section 7.09(b).

         "Material  Adverse  Effect"  means any  material  adverse  change in, or material  adverse  effect on, the business, assets, results of operations, value or financial or other condition of the Company.

         "Minimum  Amount"  means  $6,000,000,  which  amount may be waived by the Company in its sole  discretion, provided that in no event will such amount be less than $5,000,000.

         "Person"  means  an  individual,  corporation,   partnership,   association,  trust  or  other  entity  or
organization, including a government or political subdivision or agency or instrumentality thereof.

         "Shares"  means any shares of the Common  Stock and Shares of Common  Stock  issued  upon  exercise of the
Warrants purchased in accordance with the terms of this Agreement, as the context requires.

                                                      -2-

         "Subscription  Agreement" means the Subscription  Agreement and Letter of Investment  Intent,  in the form of Exhibit B  hereto, to be executed by each Investor,  the terms of which are incorporated  herein and made a part hereof.

         "Subsidiary" or  "Subsidiaries"  of any Person means any  corporation or other entity of which  securities or other  ownership  interests  having ordinary voting power to elect a majority of the board of directors or other
Persons  performing  similar functions are at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

         "Transaction Documents" means the Warrant, the Escrow Agreement and the Subscription Agreement.

         "Warrant"  shall mean a warrant to purchase one share of Common  Stock at an exercised  price of $2.75 per share in accordance with the terms an provisions contained in the form of Warrant attached hereto as Exhibit C.

         The masculine form of words includes the feminine and the neuter and vice versa,  and,  unless the context otherwise  requires,  the singular form of words includes the plural and vice versa. The words "herein,"  "hereof,"
"hereunder,"  and other words of similar  import when used in this  Agreement  refer to this  Agreement as a whole, and not to any particular section or subsection.

                                                     ARTICLE II

                                              PURCHASE AND SALE TERMS

Section 2.01.  Purchase and Sale.  Subject to the terms of this  Agreement,  the Company shall issue and sell to the  Investors  and each  Investor  shall  purchase  from the  Company  at the  Closing  the number of Units at the aggregate  purchase  price set forth  opposite its name in Schedule A  with respect to the Closing.  The obligation of each Investor to purchase is several and not joint.

Section 2.02.  Closing.  The  purchase  and sale of the Units  shall take place at such place as the Company and the Investors mutually agree upon, orally or in writing (the "Closing").

Section 2.03.  Payment.  Each of the  Investors  shall pay the  purchase  price of the Units  purchased by it in full upon  execution of this Agreement and  acceptance of the  Subscription  Agreement at the Closing in Acceptable
Currency.  Each party to this Agreement  acknowledges  and understands that purchase price shall not be released to the Company  under the Escrow  Agreement  until (1) the Company has entered into a definitive  agreement to acquire
HomeAccess Microweb, Inc.  ("HomeAccess"),  through the merger of a wholly owned subsidiary of the Company with and
into  HomeAccess,   with  HomeAccess   being  the  surviving  entity  (the  "Merger"),   which  Merger  will  occur
simultaneously  with  the  disbursement  of the  escrow  funds to the  Company;  or  (2) the  Company  has  filed a preliminary proxy statement on Schedule 14(A) with the Commission seeking  stockholder  approval of the Merger; and
(3) the Minimum Amount has been received by the Escrow Account (the "Escrow Release Conditions").

Section 2.04.  Transfer  Legends and  Restrictions.  The transfer of the Shares or Warrants  will be  restricted in  accordance  with the  terms  hereof.  Each  certificate  evidencing  the  Shares  or  Warrants,  including  any certificate issued to any transferee  thereof,  shall be imprinted with legends in substantially the following form

                                                      -3-

(unless  otherwise  permitted under this Section 2.04 or unless such Shares or Warrants shall have been effectively registered and sold under the 33 Act and the applicable state securities laws):

         "THESE  SECURITIES  HAVE NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE  STATE LAWS
         AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM  REGISTRATION  PERTAINING TO SUCH SECURITIES.  THEY MAY
         NOT BE  OFFERED  OR  TRANSFERRED  BY SALE,  ASSIGNMENT,  PLEDGE OR  OTHERWISE  UNLESS  (I) A  REGISTRATION
         STATEMENT  FOR THE  SECURITIES  UNDER THE  SECURITIES  ACT OF 1933 IS IN EFFECT  OR (II) THE  COMPANY  HAS
         RECEIVED AN OPINION OF COUNSEL,  WHICH OPINION IS REASONABLY  SATISFACTORY  TO THE COMPANY,  TO THE EFFECT
         THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

         The holder of any Shares or Warrants by  acceptance  thereof  agrees,  so long as any legend  described in this Section  2.04 shall remain on the  certificates  evidencing  the Shares or Warrants,  prior to any transfer of any of the same (except for a transfer  effected pursuant to an effective  registration  statement under the 33 Act or in compliance  with Rule 144 or Rule 144A  thereunder),  to give written  notice to the Company of such holder's intention  to effect such  transfer  and agrees to comply in all  material  respects  with the  provisions  of this
Section 2.04.  Such notice,  if required,  shall describe the proposed method of transfer of the Shares or Warrants in  question.  Upon receipt by the Company of such  notice,  if required,  and if in the opinion of counsel to such holder,  which opinion  shall be  reasonably  satisfactory  to the Company,  the proposed  transfer may be effected without  registration  under the 33 Act in  compliance  with an  exemption  therefrom  and under  applicable  state securities  laws, then the proposed  transfer may be effected;  provided,  however,  that in the case of any holder which is a  corporation,  trust,  partnership  or limited  liability  company,  no such opinion of counsel shall be necessary for a transfer by such Person to a shareholder of such  corporation,  beneficiary of such trust,  partner of such partnership or member of such limited liability  company,  as the case may be, or a retired partner of such partnership or a retired member of such limited liability  company,  as the case may be, who retires after the date such Person became a holder,  or the estate of any such partner or retired partner or member or retired member,  as the case may be, if the  transferee  agrees in writing to be subject to the terms of this  Section 2.04 to the same extent as if such transferee  were  originally a signatory to this  Agreement.  Upon receipt by the Company of such opinion and of such  agreement by the  transferee  to be bound by this Section  2.04,  the holder of such Shares or
Warrants  shall  thereupon  be entitled to transfer  the same in  accordance  with the terms of the notice (if any)
delivered by such holder to the Company.  Each  certificate  evidencing  the Shares  issued upon any such  transfer shall  bear the  legend  set forth in this  Section  2.04.  Upon the  written  request of a holder of the Shares or
Warrants,  the Company shall remove the foregoing legend from the  certificates  evidencing such Shares or Warrants and issue to such  holder new  certificates  therefor,  free of any  transfer  legend if,  with such  request,  the
Company  shall  have  received  an opinion  of  counsel  selected  by the  holder,  such  opinion to be  reasonably satisfactory  to the  Company,  to the effect that any  transfers  by said holder of such Shares or Warrants may be made to the public  without  compliance  with either  Section 5 of the 33 Act or Rule 144 thereunder and applicable state  securities  laws.  In no event will such legend be removed if such opinion is based solely upon the "private offering" exemption of Section 4(2) of the 33 Act.

                                                      -4-

                                                   ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to each of the Investors and as of the Closing that:

Section 3.01.  Organization of the Company.  The Company is a corporation  duly organized,  validly existing and in good  standing  under  the  laws of the  State of  Delaware.  The  Company  has the  corporate  power to own its properties  and to carry on its business.  The Company is duly  qualified or licensed to do business and is in good standing as a foreign  corporation in each jurisdiction in which it conducts business,  except where the failure to so qualify will not cause a Material Adverse Effect on the Company.

Section 3.02.  Company Capital  Structure.  As of the date hereof,  the authorized  capital stock of the Company consisted of 70,000,000  shares of Common Stock and 10,000,000  shares of preferred stock, par value $.01 per share
(the  "Preferred  Stock").  As of  the  date  hereof:  (i)  19,176,130  shares  of  Common  Stock  are  issued  and outstanding;  (ii)  708,692  shares  of  Common  Stock  are held in the  treasury;  (iii)  700  shares  of Series A
Convertible  Preferred  Stock are  authorized  for  issuance of which 124 shares are issued and  outstanding;  (iv)
3,157,895  shares of Series B Convertible  Preferred  Stock are authorized for issuance of which  3,157,895  shares are issued and outstanding; and (v) 6,841,405 shares of undesignated Preferred Stock are authorized but unissued.

         In  addition,  as of the date  hereof:  (A) the Company has reserved  for  issuance  under  various  stock option plans of the Company (the  "Plans")  7,090,463  shares of Common Stock of which  1,363,229  shares have been issued and 5,523,512 shares are subject to outstanding  unexercised  options;  and (B) 11,702,986  shares of Common
Stock are subject to  outstanding  options,  warrants or  restricted  stock awards  granted  outside the Plans.  No
Person is entitled to any  preemptive  right or right of first  refusal  with respect to the issuance of the Shares and the Warrants as  contemplated  by this  Agreement.  As of the date hereof,  all  outstanding  shares of Company
Capital  Stock were duly  authorized,  validly  issued,  fully paid and  nonassessable.  The  Company  has no other capital stock authorized, issued or outstanding.

Section 3.03.  Authority.  The Company has all requisite  power and  authority to enter into this  Agreement and the Transaction  Documents and to consummate the transactions  contemplated  hereby and thereby.  The execution and delivery of this Agreement and the  Transaction  Documents and the  consummation of the  transactions  contemplated hereby and thereby have been duly authorized by all necessary  corporate action on the part of the Company,  and no further  action is required on the part of the Company to authorize this  Agreement and the  Transaction  Documents and the transactions  contemplated  hereby and thereby.  This Agreement and the Escrow Agreement have been, and the
Subscription  Agreements  and Warrants will be as of the Closing Date,  duly executed and delivered by the Company.
Assuming  the due  authorization,  execution  and  delivery  by the  other  parties  to this  Agreement  and of the
Transaction  Documents,  this Agreement and the Escrow Agreement  constitute,  and the Subscription  Agreements and the Warrants  when executed will  constitute,  the valid and binding  obligations  of the Company,  enforceable  in accordance  with their terms,  except as such  enforceability  may be limited by  principles  of public  policy and

                                                      -5-

subject to the laws of general  application  relating to  bankruptcy,  insolvency  and the relief of debtors and to rules of law governing specific performance, injunctive relief or other equitable remedies.

Section 3.04.  Valid  Issuance of Warrants and Common Stock.  The Shares and Warrants  that are being  purchased by the Investors  hereunder,  when issued,  sold and delivered in accordance  with the terms of this  Agreement for the consideration  expressed herein,  will be duly and validly issued,  fully paid, and nonassessable,  and will be free of  restrictions  on transfer other than  restrictions  on transfer under this Agreement and under  applicable state and federal  securities  laws.  The shares of Common Stock  issuable  upon exercise of the Warrants have been duly and validly  reserved for issuance  and,  upon  issuance in  accordance  with the terms and  provisions of the
Warrant,  will be duly and validly  issued,  fully paid,  and  nonassessable  and will be free of  restrictions  on transfer  other than  restrictions  on  transfer  under  this  Agreement  and under  applicable  state and  federal securities laws.

Section 3.05.  No Conflict.  The  execution and delivery by the Company of this  Agreement  and the  Transaction
Documents  and the  consummation  of the  transactions  contemplated  hereby and thereby will not conflict  with or result in any  violation of or default  under (with or without  notice or lapse of time, or both) or give rise to a right of  termination,  cancellation,  modification  or acceleration of any obligation or loss of any benefit under
(i) any provision of the  Certificate of  Incorporation  and Bylaws of the Company,  (ii) any mortgage,  indenture, lease,  contract or other agreement or instrument  filed as an exhibit to the Company's 34 Act reports to which the
Company or any of its properties or assets is currently  subject,  or (iii) any material judgment,  order,  decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

Section 3.06.  Securities  Laws.  In  reliance  upon the  representations  of the  Investors  contained  in this
Agreement and the Subscription Agreement, no consent,  authorization,  approval,  permit or order of or filing with any  governmental  or regulatory  authority is required under current laws and  regulations in connection  with the execution  and delivery of this  Agreement or the offer,  issuance,  sale or delivery of the Units,  other than (i)
the filing of a Form D pursuant to  Regulation D under the Act;  (ii) the filing,  if required,  of any notice with any state whose laws  require such  filing;  and (iii) the  qualification  thereof,  if  required,  under the other applicable state laws, which qualification has been or will be effected as a condition of the offering.

Section 3.07.  SEC Filings.  The Company has  furnished,  or made  available to each Investor  through the EDGAR
Internet  web site of the  Commission,  true and  complete  copies of its SEC Filings  including  the risk  factors
("Risk Factors")  contained in Annual Report on Form 10-K for the year ended March 31, 2000 (the "Annual  Report"), the  Quarterly  report  on Form  10-Q for the  quarter  ended  June 30,  2000 and the  Company's  definitive  proxy statement for the Annual Meeting of Stockholders held on July 27, 2000  (collectively,  the "SEC filings").  Except as set forth on Schedule 3.07 to this Agreement,  as of their respective  filing dates, the SEC Filings complied as to form in all material  respects with the  applicable  requirements  of the 34 Act, and the rules and  regulations promulgated  thereunder.  Except as set forth on Schedule 3.07 to this  Agreement,  none of the SEC Filings,  as of their respective  dates,  and taken as a whole with the Risk Factors,  contained any untrue statement of a material

                                                      -6-

fact or  omitted  to state a  material  fact  required  to be  stated  therein  or  necessary  in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 3.08.  Subsequent  Events.  Since  June  30,  2000,  the  Company  has not  incurred  any  liability  or obligation,  contingent or otherwise,  that taken as a whole,  is material in the aggregate to the Company,  except
(i) in the  ordinary  course of  business  consistent  with past  practices,  or (ii) as  reflected  in or reserved against in the balance  sheet of the Company as of June 30, 2000.  Since June 30, 2000,  the Company has  conducted its business in the ordinary course of business  consistent with past practices,  and except as contemplated  under this  Agreement  and the  Transaction  Documents,  there has not been any Material  Adverse  Effect and there is no condition  existing  that could  reasonably be expected to result in a Material  Adverse  Effect on the business of the Company.

Section 3.09.  Brokers,  etc.  Any  fees payable by the Company to any financial  advisor,  broker,  finder,  or other similar Person in connection  with the offer or sale of the Units and the  transactions  contemplated by this
Agreement,  shall be the sole and absolute  responsibility  of the Company and no Investor  shall be liable for the payment of any such fees.

                                                     ARTICLE IV

                                                REGISTRATION RIGHTS

Section 4.01.  Registration Rights.

(a)      The Company  agrees that it shall,  as its sole expense,  use its best efforts to file,  within sixty (60)
         days of the Closing Date, a registration  statement (the "Registration  Statement") with the Commission to register  under the 33 Act,  for resale by the  Investors,  the Common  Stock  purchased  pursuant to this
         Agreement  and  the   Subscription   Agreement,   including  the  Common  Stock  underlying  the  Warrants
         (collectively  the  "Registrable  Securities");  (i)  use its  best  efforts  to  cause  the  Registration
         Statement  to become  effective  under the 33 Act as soon as  possible  after it is filed;  (ii) after the
         Registration  Statement is declared  effective under the 33 Act,  furnish the undersigned with such number of copies of the final  prospectus  included in the  Registration  Statement as an Investor may reasonably request  to  facilitate  the  resale of the  Common  Stock;  and (iii) use its best  efforts to cause such
         Registration Statement to remain effective for a period of three (3) years after the Closing Date.

(b)      If the  Registration  Statement is not  declared  effective  by the  Commission  on or before the date one hundred and twenty (120) days after the Closing Date (the "Final Filing  Date"),  each  Investor  shall be entitled  to receive,  on the date after the Final  Filing  Date (the  "First  Payment  Date") and on each thirty (30) day  anniversary of the First Payment Date  thereafter  (each a "Penalty  Payment Date") until the Registration  Statement is declared  effective,  the following penalty payments ("Penalty  Payments"):
         (i) with  respect to each of the first four (4)  Penalty  Payment  Dates,  (A) that  number of  additional shares  of  Common  Stock as is equal to two  percent  (2%) of the  aggregate  number  of shares of Common
         Stock,  plus (B) the  aggregate  number of shares of Common Stock  issuable  upon exercise of the Warrant, each as held by such  Investor on the Closing Date (the  "Additional  Securities");  and (ii) with respect to each of the last four  Penalty  Payment  Dates,  cash in an amount  equal to $2.75 per share times that

                                                      -7-

         number of  Additional  Securities  that would  otherwise  be issuable  under  Section  4.01(b)(i)  on such
         Penalty  Payment  Date;  provided,  however,  that  regardless  of whether the  Registration  Statement is declared  effective  by the  Commission,  the Company  shall not be  obligated to make more than eight (8)
         Penalty  Payments and the Company shall pay cash in lieu of Additional  Securities as a Penalty Payment if the  issuance of such  Additional  Securities  would  result in the issuance of greater than 19.90% of the
         Company's  issued and  outstanding  Common Stock at the time of the closing of the  offering  (taking into account the shares  issuable upon the exercise of the Warrants and upon the exercise of warrants  issuable to the Company's  financial  advisors in connection  with the offering).  In addition,  no Penalty Payment shall be due and payable  with  respect to any Penalty  Payment  Date if the  Registration  Statement  was
         declared  effective on any date within the thirty (30) days  immediately  preceding  such Penalty  Payment
         Date.

(c)      The Company shall notify each Investor  promptly (i) when the  Registration  Statement or any amendment or supplement  thereto has been filed and when the same (as amended or supplemented,  as the case may be) has become  effective,  (ii) of the issuance by the Commission or any state  securities  authority of any stop order  suspending the  effectiveness  of the  Registration  Statement or the initiation of any proceedings for that purpose,  (iii) of the receipt by the Company of any notification  with respect to the suspension of the  qualification  of the  Registrable  Securities for sale in any  jurisdiction  or the initiation or threatening  of any  proceeding  for such purpose and (iv) of the  happening of any event or the discovery of any facts that makes any statement made in the Registration  Statement,  the prospectus  constituting a part thereof or any document  incorporated  therein by  reference  untrue in any material  respect or that requires the making of any changes in the  Registration  Statement,  the  prospectus  constituting  a part thereof or any document  incorporated  therein by reference  in order to make the  statements  therein not contain an untrue  statement of a material fact or omit to state any material  fact  necessary to make the statements  therein not  misleading.  The Company shall make every effort to obtain the  withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

(d)      Each Investor  agrees that it may not participate in or have its  Registrable  Securities  included in the
         Registration  Statement  unless  such  Investor  completes  and  executes  all  questionnaires,  powers of attorney,  indemnities,  underwriting  agreements and other documents  reasonably required under the terms of such underwriting arrangements or to ensure compliance with the requirements of the 33 Act.

(e)      In addition to the information  required to be provided in a notice and  questionnaire by each Investor to the Company,  the Company may require each Investor to furnish to the Company such additional  information regarding  such  Investor  and  such  Investor's  intended  method  of  distribution  of  the  Registrable
         Securities  as the Company  may from time to time  reasonably  request in writing,  but only to the extent that such  information  is  required in order to comply with the 33 Act.  Each  Investor  agrees to notify the Company as promptly as practicable of any  inaccuracy or change in  information  previously  furnished by such  Investor  to the  Company or of the  occurrence  of any event in either case as a result of which any  prospectus  contains or would contain an untrue  statement of a material fact regarding such Investor or such  Investor's  intended  method of disposition of the  Registrable  Securities or omits to state any material  fact  regarding  such  Investor  or  such  Investor's  intended  method  of  disposition  of the
         Registrable  Securities  required  to be stated  therein  or  necessary  to make  statements  therein  not

                                                      -8-

         misleading  in light of the  circumstances  then  existing,  and  promptly  to furnish to the  Company any additional  information  required to correct and update any previously  furnished  information or required so that such  prospectus  shall not  contain,  with  respect to such  Investor or the  disposition  of the applicable  Registrable  Securities  an untrue  statement  of a material  fact or omit to state a material fact required to be stated  therein or necessary to make the  statements  therein not  misleading in light of the circumstances then existing.

(f)      The Company  agrees to indemnify,  to the extent  permitted by law,  each Investor and if an entity,  such
         Investor's  directors,  officers,  trustees,  members and each person that  controls the  undersigned  (as
         "control"  is defined in the 33 Act),  against all  losses,  claims,  damages,  liabilities  and  expenses including,  without  limitation,  reasonable  attorneys'  fees,  caused by any  untrue or  alleged  untrue statement  of material  fact  contained in the  Registration  Statement,  any  prospectus  or  preliminary prospectus  or any  amendment  thereof or  supplement  thereto or any  omission  or alleged  omission of a material fact required to be stated  therein or necessary to make the statements  therein not  misleading, except  insofar as the same are caused by or  contained  in any  information  furnished  in writing to the
         Company by such Investor for use therein or by such Investor's  negligence,  willful misconduct or failure to deliver a copy of the prospectus,  which forms a part of the Registration  Statement, or any amendments or supplements thereto.

(g)      Each  Investor  agrees to  indemnify,  to the extent  permitted  by law, the Company,  its  directors  and officers and each person who  controls the Company  (within the meaning of the 33 Act) against any and all losses, claims, damages, liabilities and expenses,  including,  without limitation,  reasonable attorneys'
         fees,  caused by any untrue or alleged  untrue  statement of material fact  contained in the  Registration
         Statement,  any prospectus or  preliminary  prospectus or any amendment  thereof or supplement  thereto or any omission or alleged  omission of a material  fact  required to be stated  therein or necessary to make the statements therein not misleading,  insofar as such losses, claims, damages,  liabilities and expenses are caused by any such untrue statement or omission or alleged untrue  statement or omission  furnished by such  Investor  in writing  to the  Company  for use  therein or such  Investor's  failure to provide  the prospective  purchaser  with a copy of the  current  prospectus,  which  forms a part of the  Registration
         Statement.

                                                     ARTICLE V

                                  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors severally represents and warrants to the Company, at and as of the Closing that:

Section 5.01.  Power and  Authority.  Such  Investor  has full power and  authority  and,  if not an  individual
Investor,  has taken all required  corporate (or trust,  partnership or other entity, as the case may be) and other action  necessary  to permit it to execute and deliver  this  Agreement,  and all other  documents  or  instruments required  by this  Agreement,  and to carry out the terms of this  Agreement  and of all such  other  documents  or instruments.

                                                      -9-

Section 5.02.  Purchase  for  Investment.  Such  Investor is  purchasing  the Shares and Warrants and any Common
Stock  issuable upon  exercise of the Warrants for its own account and not for the account of any Employee  Benefit
Plan (as  defined  in  ERISA)  (or if such  Units  are  being  acquired  for the  account  of any such  Plan,  such acquisition  does not  involve a  nonexempt  prohibited  transaction  within the meaning of Section 406 of ERISA or
Section 4975 of the Code) and not with a view to distribution  thereof,  except for transfers permitted  hereunder.
Such  Investor  understands  that the Shares and  Warrants  and any Common  Stock  issuable  upon  exercise  of the
Warrants  must be held  indefinitely  unless  they are  registered  under  the  33 Act  or an  exemption  from such registration  becomes  available,  and that the Shares and Warrants and any Common Stock  issuable upon exercise of the Warrants may only be transferred as provided in this Agreement and the Subscription Agreement.

Section 5.03.  Financial  Matters.   Such  Investor   understands  that  the  purchase  of  the  Units  involves substantial  risk and that its financial  condition and investments are such that it is in a financial  position to hold the Shares and Warrants for an  indefinite  period of time and to bear the economic  risk of, and  withstand a complete  loss of,  its  investment.  In  addition,  by virtue of its  expertise,  the advice  available  to it and previous  investment  experience,  such Investor has extensive  knowledge and  experience in financial and business matters,  investments,  securities  and private  placements  and the capability to evaluate the merits and risks of the  transactions  contemplated  by  this  Agreement.  Such  Investor  is not  relying  upon  any of the  Company's financial  advisors,  including  Advanced  Equities,  Inc., in any manner whatsoever with respect to evaluating the merits and risks of investment,  including but not limited to performing due diligence and/or  financial  analysis, with respect to its  decision to purchase  the Units and has been advised to seek the advice of an attorney  and/or tax counsel regarding its investment in the Units.

         During the negotiation of the transactions  contemplated  herein, the Investors and their  representatives have been afforded full and free access to corporate books, financial statements,  records,  contracts,  documents, and other information  concerning the Company and to its offices and facilities,  have been afforded an opportunity to ask such  questions of the Company's  officers and employees  concerning  the  Company's  business,  operations, financial  condition,  assets,  liabilities and other relevant  matters as they have deemed necessary or desirable, and have been given all such  information as has been  requested,  in order to evaluate the merits and risks of the prospective investment contemplated herein.

Section 5.04.  Brokers,  etc.  Such  Investor  has dealt  with no broker,  finder,  commission  agent,  or other similar  person  in  connection  with the  offer or sale of the Units  and the  transactions  contemplated  by this
Agreement,  and is under no  obligation to pay any broker's  fee,  finder's  fee, or commission in connection  with such transactions.

Section 5.05.  Subscription  Agreements.  Such  Investor  has  entered  into a  Subscription  Agreement  and all representations made by such Investor in such agreement are true and correct as of the date hereof.

                                                      -10-

                                                   ARTICLE VI

                                                CLOSING CONDITIONS

Section 6.01.  Closing  Conditions.  The  obligation of each Investor to purchase the Units at the Closing shall be subject to satisfaction of the following conditions at and as of the Closing:

(a)      Issuance of Common Stock and Warrants.  The Company shall have duly issued and delivered  certificates  to each of the  Investors  for the number  shares of the Common Stock and Warrants at the Closing as provided in Exhibit 2.01.

(b)      Certificate  of  Officer  of the  Company.  The  representations  and  warranties  made by the  Company in
         Article  III  shall be true  and  correct,  and the  Company  shall  have  delivered  to the  Investors  a certificate of its chief  executive,  dated the Closing Date, to the effect that the  representations  and warranties  of the Company are true at and as of the Closing  Date as if made at and as of such date,  and that each of the conditions in this Article VI has been satisfied.

(c)      Performance.  The Company shall have performed and complied with all  agreements and conditions  contained herein  required to be performed or complied with by it prior to or at the Closing  Date,  and the Company shall have certified to such effect to the Investors in writing.

(d)      Escrow Release Conditions.  The Escrow Release Conditions shall have been satisfied.

(e)      Opinion.  On or prior to the  Closing  Date the  Investors  shall  have  received  copies of an opinion of
         Morrison + Foerster LLP, counsel to the Company, substantially in the form of Exhibit D attached hereto.

                                                    ARTICLE VII

                                                   MISCELLANEOUS

Section 7.01.  Expenses.  The Company  and the  Investors  will each bear their own  expenses,  including  legal fees, in connection with this Agreement.

Section 7.02.  Remedies  Cumulative.  The remedies  provided  herein shall be cumulative  and shall not preclude assertion  by any party  hereto of any other  rights or the seeking of any other  remedies  against the other party hereto.

Section 7.03.  Severability.  Whenever  possible,  each provision of this Agreement shall be interpreted in such a manner as to be effective  and valid under  applicable  law,  but if any  provision  of this  Agreement  shall be prohibited  by or  invalid  under  applicable  law,  such  provisions  shall be  ineffective  to the extent of such prohibition  or invalidity,  without  invalidating  the remainder of such provision or the remaining  provisions of this Agreement.

                                                      -11-

Section 7.04.  Parties in Interest.  All covenants and  agreements  contained in this  Agreement by or on behalf of any of the  parties  hereto  shall  bind and  inure to the  benefit  of the  respective  legal  representatives, successors and assigns of the parties hereto whether so expressed or not.

Section 7.05.  Notices.  Notices  required under this Agreement  shall be deemed to have been  adequately  given if delivered  personally or by commercial  messenger or courier service,  or mailed by registered or certified mail
(return receipt requested) or sent via facsimile (with  acknowledgement of complete  transmission),  to an Investor at its address set forth in Exhibit  2.01 or to the  Company at the  address  set forth in the first  paragraph  of this Agreement or such other address as such party may from time to time designate in writing.

Section 7.06.  No Waiver.  No failure to  exercise  and no delay in  exercising  any right,  power or  privilege granted  under this  Agreement  shall operate as a waiver of such right,  power or privilege.  No single or partial exercise  of any right,  power or  privilege  granted  under this  Agreement  shall  preclude  any other or further exercise  thereof or the  exercise of any other right,  power or  privilege.  The rights and  remedies  provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

Section 7.07.  Amendments  and Waivers.  Except as herein  provided,  this  Agreement may be modified or amended only by a writing  signed by the  Company  and by the  holders  of  seventy-five  percent  (75%) of the Units  (the
"Required  Majority").  Each  Investor  acknowledges  that by the  operation  of this  Section  7.07  the  Required
Majority will have the right and power to diminish or eliminate all rights of such Investor under this Agreement.

Section 7.08.  Rights of  Investors.  Each holder of Units shall have the absolute  right to exercise or refrain from  exercising  any right or rights  that such  holder may have by reason of this  Agreement,  including  without limitation  the right to consent to the waiver of any  obligation of the Company under this  Agreement and to enter into an agreement  with the Company for the purpose of modifying  this  Agreement or any  agreement  effecting  any such  modification,  and such holder  shall not incur any  liability  to any other  holder or holders of Units with respect to exercising or refraining from exercising any such right or rights.

Section 7.09.  Survival of Agreements; Indemnification.

(a)      All agreements,  covenants,  representations and warranties contained in this Agreement or made in writing by or on behalf of the Company or the Investors in connection with the  transactions  contemplated by this
         Agreement shall survive the execution and delivery of this Agreement,  the Closing,  and any investigation at any time made by or on behalf of any Investor.  Notwithstanding  the preceding sentence,  however,  all such representations (other than intentional  misrepresentations)  and warranties,  but no such agreements or covenants, shall expire two years after the date of this Agreement.

(b)      The Company will defend,  indemnify  and hold each of the Investors or any other holder of all or any part of the Units harmless from and against any and all actions, suits, losses, damages,  liabilities,  claims, obligations and expenses (including,  but not limited to, legal fees and court costs) ("Losses"),  whether or not resulting  from  judgments or  arbitration  awards,  that shall be suffered or incurred by any such
         Investor  or  holder,  as the case may be,  resulting  from or  arising  out of any  breach  of any of the

                                                      -12-

         representations   or  warranties  of  the  Company  contained  in  this  Agreement  or  in  any  schedule, certificate,  exhibit or other  instrument  furnished  or to be  furnished  by the  Company  hereunder  or thereunder.  The Company  will  defend,  indemnify  and hold each of the  Investors or any other holder of all or any part of the Units  harmless  from and  against any and all  actions,  suits,  losses,  damages, liabilities,  claims,  obligations  and  expenses  (including,  but not limited  to,  legal fees and court costs),  whether or not  resulting  from  judgments  or  arbitration  awards,  that shall be  suffered  or incurred by any such Investor or holder,  as the case may be,  resulting from or arising out of any breach of the covenants of the Company contained in this Agreement.

(c)      Each  Investor will defend,  indemnify and hold the Company  harmless from and against any and all Losses, whether or not resulting from judgments or arbitration  awards,  that shall be suffered or incurred by the
         Company  resulting from or arising out of any breach of any of the  representations  or warranties of such
         Investor  contained in this  Agreement or the  Subscription  Agreement  or in any  schedule,  certificate, exhibit or other instrument furnished or to be furnished by such Investor hereunder or thereunder.

Section 7.10.  Construction.  This  Agreement  shall  be  governed  by and  construed  in  accordance  with  the procedural and  substantive  laws of the State of Delaware  without  regard for its  conflicts-of-laws  rules.  The
Company  agrees  that it may be served  with  process  in the State of  Delaware  and any action for breach of this
Agreement prosecuted against it in the courts of that State.

Section 7.11.  Entire  Understanding.  This  Agreement  expresses  the entire  understanding  of the parties and supersedes all prior and  contemporaneous  agreements and  undertakings  of the parties with respect to the subject matter of this Agreement.

Section 7.12.  Counterparts.  This  Agreement may be executed in one or more  counterparts,  each of which shall be deemed to be an original but all of which taken together shall constitute one agreement.

Section 7.13.  Assignment; No Third-Party Beneficiaries.

(a)      This Agreement and the rights  hereunder  shall not be assignable or  transferable by the Investors or the
         Company  (except  in  the  case  of  the  Company  by  operation  of law  in  connection  with  a  merger, consolidation  or sale of  substantially  all the assets of the Company) without the prior written consent of the other parties  hereto.  Subject to the preceding  sentence,  this Agreement  shall be binding upon, inure to the benefit of and be  enforceable  by the parties  hereto and their  respective  successors  and assigns.

(b)      This  Agreement  is for the sole  benefit of the parties  hereto and their  permitted  assigns and nothing herein  expressed  or implied  shall give or be  construed  to give to any Person,  other than the parties hereto and such assigns, any legal or equitable rights hereunder.

                                                      -13-

Section 7.14.  Exhibits.  The  information  disclosed  in any  Section or Exhibit  hereto  shall be deemed to be
disclosed  and   incorporated   in  any  other  Section  or  Exhibit  hereto   provided  that  such  disclosure  is
cross-referenced  elsewhere  as  applicable  or unless it is  apparent  from the  express  disclosure  made that an exception is being made to such representation or warranty.

                                                   ARTICLE VIII

                                                    TERMINATION

Section 8.01.  Termination.  This  Agreement  may be  terminated  at any time  prior to the  Closing  by  mutual consent of the Required Majority and the Company;

Section 8.02.  Effect of  Termination.  If this  Agreement  shall be terminated  pursuant to Section  8.01,  all obligations,  representations  and warranties of the parties hereto under the Agreement  shall  terminate and there shall be no liability,  except for any breach of this Agreement prior to such termination,  of any party to another party.

                                   [Remainder of Page Intentionally Left Blank]

                                                      -14-

         IN  WITNESS  WHEREOF,  the  parties  hereto  have  caused  this  Agreement  to be duly  executed  by their respective authorized officer or person as of the Effective Date.

                                                     QUENTRA NETWORKS, INC.

                                                     By:        /s/ Timothy G. Atkinson
                                                                -----------------------
                                                     Name:      Timothy G. Atkinson
                                                     Title:     Vice President of Business Development
                                                                and General Counsel

                                                     INVESTORS:

                                                     If an Individual:
                                                     ----------------

                                                     ----------------------------------
                                                            [Type or Print Name]

                                                     ----------------------------------
                                                              [Signature]

                                                     If an Entity:
                                                     ------------

                                                     ----------------------------------
                                                         [Type or Print Entity Name]

                                                     By:
                                                         ------------------------------
                                                                   [Signature]

                                                     Name:
                                                          -----------------------------
                                                                [Type or Print Name]

                                                     Title:
                                                           ----------------------------

                                                      -15-

                                                     Sch. A-1

                                                    SCHEDULE A

                                                     INVESTORS

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                             Name and Address                                            Number of Units
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                                                        A-1

                                                     EXHIBIT A

                                             FORM OF ESCROW AGREEMENT

                                                  [See Attached]

                                                        B-1

                                                     EXHIBIT B

                                          FORM OF SUBSCRIPTION AGREEMENT

                                                  [See Attached]

                                                        C-1

                                                     EXHIBIT C

                                                  FORM OF WARRANT

                                                  [See Attached]

                                                        D-1

                                                     EXHIBIT D

                                                  FORM OF OPINION

                                                  [See Attached]